Exhibit 99.1

Spire Global Announces Fourth Quarter and Full Year 2025 Results

●
Fourth quarter 2025 revenue was $15.8 million, down 27% year-over-year, and up 44% excluding the maritime business(1); Sequentially, revenue increased 25%, or 36% excluding the maritime business(1)

●
Net loss of $25.1 million and adjusted EBITDA(1) of ($9.7) million in fourth quarter 2025 reflects a 49% year-over-year improvement in net loss and 8% year-over-year improvement in adjusted EBITDA(1)

●
Cash flows used in operations of $4.3 million for fourth quarter 2025 reflects a 78% year-over-year improvement

VIENNA, VA, March 18, 2026 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of satellite data, analytics and intelligence, announced results for its quarter and year ended December 31, 2025. The Company will hold a webcast at 8:30 a.m. ET today to discuss the results.

“In the fourth quarter, Spire delivered both year-over-year and sequential top-line growth, reinforcing our optimistic outlook for the coming years,” said Theresa Condor, Spire CEO. “This performance is rooted in a global reality: space is now recognized as critical infrastructure for national security. At Spire, we bring a level of operational experience that few can match in a market that favors companies capable of delivering the security and safety capabilities needed today.”

Fourth Quarter and Full Year 2025 Highlights

Financial:

●
Fourth quarter 2025 GAAP revenue was $15.8 million, reflecting a 27% year-over-year decrease primarily associated with selling the maritime business at the end of April 2025. Excluding the maritime business, revenue increased 44% on a year-over-year basis. On a sequential basis, GAAP revenue increased 25% for the fourth quarter, and revenue excluding the maritime business increased 36%. Fourth-quarter increases on a sequential basis were primarily driven by higher radio occultation and ocean winds data sales under National Oceanic and Atmospheric Administration (NOAA) awards, along with increased revenue recognition from space services. For the full year 2025, total revenue was $71.6 million. The fourth quarter and full year 2025 revenue results met the mid-point of Spire’s financial outlook for those time periods.

●
Fourth quarter 2025 GAAP gross margin improved 8 percentage points year-over-year to 41%, and non-GAAP gross margin1 increased 5 percentage points year-over-year to 43%. Fourth quarter 2025 GAAP and non-GAAP gross margin improvement over fourth quarter 2024 reflects the impact of greater operating leverage across headcount and infrastructure costs.

●
Fourth quarter 2025 net loss was $25.1 million, a 49% improvement year-over-year, and adjusted EBITDA(1) was ($9.7) million, an 8% improvement year over year. Fourth quarter 2025 net loss improved year-over-year primarily driven by changes in foreign exchange, the fair value of warrant liabilities and other unusual and infrequent costs. Adjusted EBITDA improved year-over-year due to greater operating leverage across headcount and infrastructure costs. Adjusted EBITDA for the fourth quarter was better than the high end of Spire’s financial outlook for those periods.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

●
Fourth quarter 2025 cash flow used in operations was $4.3 million, which was a 78% improvement year-over-year. Cash usage in the quarter reflected revenue timing effects, working‑capital dynamics related to satellite manufacturing, and elevated legal and professional fees. Cash, cash equivalents, and marketable securities as of December 31, 2025 were $81.8 million. Spire continues to maintain a debt-free balance sheet.

Business:

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During the fourth quarter, Spire launched 12 satellites across 2 missions and shipped 9 satellites for a launch that was successfully completed in January 2026. The 21 satellites launched contained a number of different capabilities, including payloads to: begin collecting S and X-band signals to support its space reconnaissance operations, leveraging a single satellite and its small form-factor to geolocate targets and deliver insights that traditionally require larger platforms or multiple satellites; strengthen Spire’s dual use constellation and increase data capacity of high-quality atmospheric and radio-frequency data for global weather, climate, and commercial intelligence; monitor greenhouse gas emissions and support IoT applications for space services customers; and collect hyperspectral microwave sounding data via a demonstrator satellite, which is designed to advance global weather forecasting and unlock new revenue opportunities for the company.

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Spire was awarded a contract for the Missile Defense Agency Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) indefinite-delivery/indefinite-quantity (IDIQ) contract with a shared ceiling of $151B. This contract encompasses a broad range of work areas that allows for the rapid delivery of innovative capabilities to the warfighter with increased speed and agility. Spire’s fully deployed constellation and expanding multi-band RF capabilities are delivering the kind of timely, actionable intelligence that today’s defense missions demand.

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Spire announced it was selected by AiDASH to provide advanced weather intelligence and data that enhances AiDASH’s integrated solution for securing the modern electric grid from vegetation and weather-driven risk. Designed to enhance grid resilience and situational awareness for electric utilities, AiDASH has integrated Spire’s high-resolution weather forecasts, powered by Spire’s fully deployed satellite constellation, into its AI-driven vegetation and outage prediction tools and deployed to North American utilities’ control centers. By combining Spire’s advanced weather forecasting capabilities with AiDASH’s vegetation risk models, the integration creates a comprehensive, real-time view of weather-driven grid risk, enabling utilities to better anticipate outages, prevent wildfire ignition, and optimize response operations.

Financial Outlook

In 2025, Spire recognized revenue of $21.0 million for its maritime business. The majority of the maritime business was divested in April 2025. Spire is providing 2026 revenue, excluding maritime revenue, for comparative purposes. Based on the midpoint of its 2026 guidance, Spire expects 2026 revenue, excluding maritime revenue, to grow at over 50% from 2025. Spire is providing the following guidance for the first quarter 2026 and full year ending December 31, 2026:

	Q1'26 Ranges		FY'26 Ranges
(in millions, except percentages and per share amounts)	Low	High	Low	High
Revenue	$14.5	$15.5	$75.0	$85.0
Maritime revenue	$1.7	$1.7	$3.7	$3.7
Revenue excluding maritime	$12.8	$13.8	$71.3	$81.3
Revenue excluding maritime Y/Y change	4%	12%	41%	61%
Non-GAAP operating loss	$(14.5)	$(14.1)	$(37.8)	$(32.6)
Adjusted EBITDA	$(11.5)	$(11.2)	$(26.0)	$(20.7)
Non-GAAP loss per share	$(0.44)	$(0.43)	$(1.11)	$(0.96)
Basic weighted average shares	33.1	33.1	33.9	33.9

Non-GAAP operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures”

for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the tables included in this press release for its fourth quarter and full year 2024 and 2025, as well as its outlook for such measures for the first quarter and full year 2026.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP gross margins, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss/income, non-GAAP operating margin, EBITDA, Adjusted EBITDA, non-GAAP net loss/income, and non-GAAP net loss/income per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Gain on sale of a business. Spire excludes this as a material unusual item that does not reflect the ongoing operational results of its business.

Loss on extinguishment of debt. Spire excludes this item because these charges are not indicative of the ongoing servicing of its debt and do not reflect the core operating performance of its business.

Change in fair value of warrant liabilities and contingent earnout liabilities. Spire excludes these non-cash gains and losses because they do not reflect the underlying operating performance of the business.

Issuance of stock warrants. Spire excludes these charges because they are non-cash in nature and do not reflect the underlying operating performance of the business.

Foreign exchange gain/loss. Spire incurs foreign currency gains and losses on foreign currency denominated receivables and payables. As Spire does not hedge these currency exposures, realized and unrealized foreign currency gains and losses result from fluctuations in exchange rates. Since such gains and losses are driven by macroeconomic factors and can vary significantly between periods, Spire believes their exclusion is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other expense, net. Spire excludes other expense, net because it includes non-operating items and other gains and losses that are not reflective of its core operating performance and may fluctuate between periods, such as debt prepayment penalties, legal settlements, equity investment losses, and gains or losses on asset disposals.

Stock-based compensation. Spire excludes these expenses primarily because they are non-cash charges used when we assess operating expenses and budgeting. Moreover, because of varying valuation methodologies and the award types under ASC Topic 718, Spire believes excluding stock-based compensation expenses allows investors to better compare our recurring core business results of operations and those of other companies.

Loss on decommissioned satellites and other assets write-offs. Spire excludes these charges because they represent the accelerated write-off of assets that would otherwise be accounted for as depreciation and would be excluded as part of our EBITDA calculation.

Other unusual and infrequent costs. Spire excludes these items because they are not reflective of its ongoing operating results. Examples include accounting, legal and other professional fees associated with the financial restatement; and legal fees related to the SEC subpoena received in July 2025 and a Space Services customer dispute, and liquidating damages associated with the Registration Rights Agreement entered into with the purchasers in the 2025 Private Placement.

Other acquisition accounting amortization. Spire excludes non-cash amortization of purchased data rights and certain purchased technologies as these expenses are the result of acquisition accounting and are not indicative of its core operating performance.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash provided by/used in operating activities less purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for any gain on sale of a business, loss on extinguishment of debt, change in fair value of contingent earnout liability, change in fair value of warrant liabilities, issuance of stock warrants, foreign exchange (gain) loss, other expense, net, stock-based compensation, loss on decommissioned satellites and other assets write-offs, other unusual and infrequent costs, and other acquisition accounting amortization. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying results of operations and trends, an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income (loss) as it does not take into account certain requirements, such as capital expenditures and related depreciation, interest payments, tax benefits, stock-based compensation, other unusual and infrequent costs, and other acquisition accounting amortization. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Additional non-GAAP measures utilized by Spire incorporate the adjustments described in the reconciliation tables below.

Conference Call

Spire will webcast a conference call to discuss the results at 8:30 a.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at ir.spire.com. A replay of the call will be available on the site for six months.

Safe Harbor Statement

This press release contains forward-looking statements, including information about management's view of Spire’s future financial results and guidance, expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the SEC, including but not limited to, Spire’s Annual Report on Form 10-K/A for the year ended December 31, 2024, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this presentation are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of satellite data, analytics and intelligence, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has offices across the U.S., Canada, UK, Luxembourg and Germany. To learn more, visit spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share amounts)	2025	2024	2025	2024
	(Unaudited)
Revenue	$15,825	$21,659	$71,553	$110,451
Cost of revenue	9,393	14,649	42,390	70,576
Gross profit	6,432	7,010	29,163	39,875
Operating expenses:
Research and development	8,702	10,052	36,672	29,237
Sales and marketing	2,575	6,755	15,334	22,696
General and administrative	15,411	17,588	64,009	49,744
Loss on decommissioned satellites and other assets write-offs	2,859	2,494	9,129	3,447
Allowance for current expected credit loss on notes receivable	—	1,337	—	4,026
Total operating expenses	29,547	38,226	125,144	109,150
Loss from operations	(23,115)	(31,216)	(95,981)	(69,275)
Other income (expense):
Interest income	755	115	2,436	1,547
Interest expense	—	(5,704)	(7,418)	(20,358)
Gain on sale of a business	—	—	154,305	—
Loss on extinguishment of debt	—	—	(12,008)	—
Change in fair value of contingent earnout liability	27	(518)	1,455	(1,235)
Change in fair value of warrant liabilities	95	(4,145)	3,193	(5,254)
Issuance of stock warrants	—	—	—	(2,399)
Foreign exchange (loss) gain	(191)	(6,887)	10,583	(4,314)
Other expense, net	(847)	(371)	(1,649)	(1,912)
Total other (expense) income, net	(161)	(17,510)	150,897	(33,925)
(Loss) income before income taxes	(23,276)	(48,726)	54,916	(103,200)
Income tax provision	1,818	57	3,611	159
Net (loss) income	$(25,094)	$(48,783)	$51,305	$(103,359)
Income (loss) per share:
Basic	$(0.76)	$(1.92)	$1.66	$(4.28)
Diluted	$(0.76)	$(1.92)	$1.49	$(4.28)
Shares used in computing (loss) income per share:
Basic	32,870,016	25,395,020	30,910,259	24,159,770
Diluted	32,870,016	25,395,020	31,950,850	24,159,770

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
	(Unaudited)
Net (loss) income	$(25,094)	$(48,783)	$51,305	$(103,359)
Other comprehensive income (loss):
Foreign currency translation adjustments	777	(938)	4,303	(5,213)
Net unrealized gain (loss) on investments (net of tax)	4	—	32	(1)
Comprehensive (loss) income	$(24,313)	$(49,721)	$55,640	$(108,573)

CONSOLIDATED BALANCE SHEETS

	December 31,
(In thousands)	2025	2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$24,813	$19,206
Marketable securities	56,969	—
Accounts receivable, net	4,178	11,926
Contract assets	1,778	785
Other current assets	6,036	3,278
Assets classified as held for sale	—	56,963
Total current assets	93,774	92,158
Property and equipment, net	80,806	63,338
Operating lease right-of-use assets	10,798	11,074
Goodwill	15,450	14,735
Other intangible assets	9,079	10,161
Other long-term assets, including restricted cash	1,085	2,109
Total assets	$210,992	$193,575
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,866	$11,592
Long-term debt, current portion	—	93,936
Contract liabilities, current portion	35,160	22,037
Other accrued expenses	22,266	16,361
Liabilities associated with assets classified as held for sale	—	7,667
Total current liabilities	72,292	151,593
Contract liabilities, non-current	14,207	23,489
Warrant liability	106	13,641
Operating lease liabilities, net of current portion	8,755	9,598
Other long-term liabilities	2,704	6,941
Total liabilities	98,064	205,262
Commitments and contingencies
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	605,700	536,725
Accumulated other comprehensive loss	(5,435)	(9,770)
Accumulated deficit	(487,340)	(538,645)
Total stockholders’ equity (deficit)	112,928	(11,687)
Total liabilities and stockholders’ equity	$210,992	$193,575

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In thousands)	2025	2024
	(Unaudited)
Cash flows from operating activities
Net income (loss)	$51,305	$(103,359)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	12,405	21,729
Stock-based compensation	18,702	19,990
Amortization of operating lease right-of-use assets	3,084	4,843
Change in fair value of warrant liabilities	(3,193)	5,254
Change in fair value of contingent earnout liability	(1,455)	1,235
Issuance of stock warrants	—	2,399
Loss on decommissioned satellites and disposal of assets	9,281	4,023
Loss on extinguishment of debt	12,008	—
Gain on sale of a business	(154,305)	—
Transaction costs on sale of a business	(23,744)	—
Other, net	2,349	4,199
Changes in operating assets and liabilities:
Accounts receivable, net	8,915	(5,034)
Contract assets	(846)	3,119
Other current assets	(2,936)	12,445
Other long-term assets	1,361	1,954
Accounts payable	1,607	2,649
Contract liabilities	2,899	2,748
Other accrued expenses	5,117	8,073
Operating lease liabilities	(2,375)	(4,720)
Other long-term liabilities	(8)	—
Net cash used in operating activities	(59,829)	(18,453)
Cash flows from investing activities
Purchases of short-term investments	(120,479)	(30,147)
Maturities of short-term investments	65,500	42,497
Purchase of property and equipment	(32,776)	(26,581)
Proceeds from sale of a business, net of cash	238,948	—
Net cash provided by (used in) investing activities	151,193	(14,231)
Cash flows from financing activities
Proceeds from Securities Purchase Agreements, net	37,297	37,881
Payments on long-term debt	(105,742)	(20,113)
Payments on long-term debt closing fees	(9,091)	—
Proceeds from exercise of stock options	1,827	335
Proceeds from employee stock purchase plan	807	895
Net cash (used in) provided by financing activities	(74,902)	18,998
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(10,754)	3,737
Net increase (decrease) in cash, cash equivalents and restricted cash	5,708	(9,949)
Cash, cash equivalents and restricted cash
Beginning balance	19,684	29,633
Ending balance	$25,392	$19,684

GAAP to Non-GAAP Reconciliations

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
	(Unaudited)
Gross profit (GAAP)	$6,432	$7,010	$29,163	$39,875
Adjustments:
Exclude stock-based compensation	30	223	284	405
Exclude amortization of purchased intangibles	372	862	1,480	3,463
Exclude other acquisition accounting amortization	-	169	218	675
Exclude other unusual and infrequent costs	33	-	103	-
Gross profit (Non-GAAP)	$6,867	$8,264	$31,248	$44,418

Research and development (GAAP)	$8,702	$10,052	$36,672	$29,237
Adjustments:
Exclude stock-based compensation	(804)	(1,835)	(3,213)	(5,243)
Exclude other unusual and infrequent costs	-	(12)	(501)	(23)
Research and development (Non-GAAP)	$7,898	$8,205	$32,958	$23,971

Sales and marketing (GAAP)	$2,575	$6,755	$15,334	$22,696
Adjustments:
Exclude stock-based compensation	-	(1,681)	(2,187)	(4,193)
Exclude other unusual and infrequent costs	(4)	(57)	(358)	(248)
Sales and marketing (Non-GAAP)	$2,571	$5,017	$12,789	$18,255

General and administrative (GAAP)	$15,411	$17,588	$64,009	$49,744
Adjustments:
Exclude stock-based compensation	(2,911)	(2,869)	(13,018)	(10,149)
Exclude other unusual and infrequent costs	(3,816)	(5,903)	(14,914)	(7,065)
General and administrative (Non-GAAP)	$8,684	$8,816	$36,077	$32,530

Loss from operations (GAAP)	$(23,115)	$(31,216)	$(95,981)	$(69,275)
Adjustments:
Exclude stock-based compensation	3,745	6,608	18,702	19,990
Exclude other unusual and infrequent costs	3,853	5,972	15,876	7,336
Exclude amortization of purchased intangibles	372	862	1,480	3,463
Exclude other acquisition accounting amortization	-	169	218	675
Exclude loss on decommissioned satellites and other assets write-offs	2,859	2,494	9,129	3,447
Loss from operations (Non-GAAP)	$(12,286)	$(15,111)	$(50,576)	$(34,364)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except for percentages, share and per share amounts)	2025	2024	2025	2024
	(Unaudited)
Gross Margin (GAAP)	41%	33%	41%	36%
Adjustments:
Exclude stock-based compensation	0%	1%	1%	0%
Exclude amortization of purchased intangibles	2%	3%	2%	3%
Exclude other acquisition accounting amortization	0%	1%	0%	1%
Exclude other unusual and infrequent costs	0%	0%	0%	0%
Gross Margin (Non-GAAP)	43%	38%	44%	40%

Operating Margin (GAAP)	(146)%	(144)%	(134)%	(63)%
Adjustments:
Exclude stock-based compensation	24%	31%	26%	18%
Exclude other unusual and infrequent costs	24%	27%	22%	7%
Exclude amortization of purchased intangibles	2%	4%	2%	3%
Exclude other acquisition accounting amortization	0%	1%	0%	1%
Exclude loss on decommissioned satellites and other assets write-offs	18%	12%	13%	3%
Operating Margin (Non-GAAP)	(78)%	(70)%	(71)%	(31)%

Net (loss) income (GAAP)	$(25,094)	$(48,783)	$51,305	$(103,359)
Adjustments:
Exclude gain on sale of a business	-	-	(154,305)	-
Exclude Loss on extinguishment of debt	-	-	12,008	-
Exclude stock-based compensation	3,745	6,608	18,702	19,990
Exclude other unusual and infrequent costs	3,853	5,972	15,876	7,336
Exclude amortization of purchased intangibles	372	862	1,480	3,463
Exclude other acquisition accounting amortization	-	169	218	675
Exclude change in fair value of contingent earnout liability	(27)	518	(1,455)	1,235
Exclude change in fair value of warrant liabilities	(95)	4,145	(3,193)	5,254
Exclude issuance of stock warrants	-	-	-	2,399
Exclude foreign exchange loss (gain)	191	6,887	(10,583)	4,314
Exclude other expense, net	847	371	1,649	1,912
Exclude loss on decommissioned satellites and other assets write-offs	2,859	2,494	9,129	3,447
Net (loss) income (Non-GAAP)	$(13,349)	$(20,757)	$(59,169)	$(53,334)

Net (loss) income per share (GAAP)	$(0.76)	$(1.92)	$1.49	$(4.28)
Adjustments:
Exclude gain on sale of a business	-	-	(4.83)	-
Exclude Loss on extinguishment of debt	-	-	0.38	-
Exclude stock-based compensation	0.11	0.26	0.59	0.83
Exclude other unusual and infrequent costs	0.12	0.24	0.50	0.30
Exclude amortization of purchased intangibles	0.01	0.03	0.05	0.14
Exclude other acquisition accounting amortization	-	0.01	0.01	0.03
Exclude change in fair value of contingent earnout liability	-	0.02	(0.05)	0.05
Exclude change in fair value of warrant liabilities	-	0.16	(0.10)	0.22
Exclude issuance of stock warrants	-	-	-	0.10
Exclude foreign exchange loss (gain)	0.01	0.27	(0.33)	0.18
Exclude other expense, net	0.03	0.01	0.05	0.08
Exclude loss on decommissioned satellites and other assets write-offs	0.09	0.10	0.29	0.14
Net (loss) income per share (Non-GAAP)	$(0.39)	$(0.82)	$(1.95)	$(2.21)

Weighted-average shares used in computing basic net loss per share	32,870,016	25,395,020	30,910,259	24,159,770
Weighted-average shares used in computing diluted net income per share	32,870,016	25,395,020	31,950,850	24,159,770

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
	(Unaudited)
Net (loss) income (GAAP)	$(25,094)	$(48,783)	$51,305	$(103,359)
Depreciation and amortization	2,911	5,378	12,405	21,729
Interest, net	(755)	5,589	4,982	18,811
Income tax provision	1,818	57	3,611	159
EBITDA	(21,120)	(37,759)	72,303	(62,660)
Gain on sale of a business	-	-	(154,305)	-
Loss on extinguishment of debt	-	-	12,008	-
Change in fair value of contingent earnout liability	(27)	518	(1,455)	1,235
Change in fair value of warrant liabilities	(95)	4,145	(3,193)	5,254
Issuance of stock warrants	-	-	-	2,399
Foreign exchange loss (gain)	191	6,887	(10,583)	4,314
Stock-based compensation	3,745	6,608	18,702	19,990
Other unusual and infrequent costs	3,853	5,972	15,876	7,336
Loss on decommissioned satellites and other assets write-offs	2,859	2,494	9,129	3,447
Other acquisition accounting amortization	-	169	218	675
Other expense, net	847	371	1,649	1,912
Adjusted EBITDA	$(9,747)	$(10,595)	$(39,651)	$(16,098)

Net cash used in operating activities	$(4,277)	$(19,202)	$(59,829)	$(18,453)
Purchase of property and equipment	(11,881)	(5,090)	(32,776)	(26,581)
Free Cash Flow	$(16,158)	$(24,292)	$(92,605)	$(45,034)

Revenue	$15,825	$21,659	$71,553	$110,451
Maritime	(2,015)	(12,067)	(20,974)	(45,565)
Revenue excluding Maritime	$13,810	$9,592	$50,579	$64,886

	Q4'24	Q3'25	Q4'25
	(Unaudited)
Total revenue	$21,659	$12,670	$15,825
Year over year change			(27)%
Sequential change			25%
Maritime revenue	$12,067	$2,495	$2,015
Revenue excluding maritime	$9,592	$10,175	$13,810
Year over year change			44%
Sequential change			36%

GAAP to Non-GAAP Reconciliations – Q1 2026 and Full Year 2026 Financial Outlook

(Unaudited)

(In thousands, except for percentages, share and per share amounts)	Q1'26 Ranges
	Low	High
Revenue	$14,500	$15,500
Maritime revenue	(1,700)	(1,700)
Revenue excluding maritime	$12,800	$13,800

	Low	High
Loss from operations (GAAP)	$(23,600)	$(23,200)
Adjustments:
Exclude stock-based compensation	3,600	3,600
Exclude other unusual and infrequent costs	5,500	5,500
Loss from operations (Non-GAAP)	$(14,500)	$(14,100)

	Low	High
Operating Margin (GAAP)	(163)%	(150)%
Adjustments:
Exclude stock-based compensation	25%	23%
Exclude other unusual and infrequent costs	38%	35%
Operating Margin (Non-GAAP)	(100)%	(91)%

	Low	High
Net loss per share (GAAP)	$(0.71)	$(0.70)
Adjustments:
Exclude stock-based compensation	0.11	0.11
Exclude other unusual and infrequent costs	0.16	0.16
Net loss per share (Non-GAAP)	$(0.44)	$(0.43)
Weighted-average shares used in computing basic and diluted net loss per share	33,146,000	33,146,000

	Low	High
Net loss (GAAP)	$(23,800)	$(23,500)
Depreciation and amortization	2,900	2,900
Interest, net	200	200
EBITDA	(20,700)	(20,400)
Other expense, net	100	100
Stock-based compensation	3,600	3,600
Other unusual and infrequent costs	5,500	5,500
Adjusted EBITDA	$(11,500)	$(11,200)

(In thousands, except for percentages, share and per share amounts)	FY 2026 Ranges
	Low	High
Revenue	$75,000	$85,000
Maritime revenue	(3,700)	(3,700)
Revenue excluding maritime	$71,300	$81,300

	Low	High
Loss from operations (GAAP)	$(55,900)	$(50,700)
Adjustments:
Exclude stock-based compensation	10,100	10,100
Exclude other unusual and infrequent costs	8,000	8,000
Loss from operations (Non-GAAP)	$(37,800)	$(32,600)

	Low	High
Operating Margin (GAAP)	(75)%	(60)%
Adjustments:
Exclude stock-based compensation	13%	12%
Exclude other unusual and infrequent costs	11%	9%
Operating Margin (Non-GAAP)	(51)%	(39)%

	Low	High
Net loss per share (GAAP)	$(1.65)	$(1.49)
Adjustments:
Exclude stock-based compensation	0.30	0.30
Exclude other unusual and infrequent costs	0.24	0.24
Exclude purch intangibles and other acq acctg amortization	-	-
Net loss per share (Non-GAAP)	$(1.11)	$(0.96)
Weighted-average shares used in computing basic and diluted net loss per share	33,927,000	33,927,000

	Low	High
Net loss (GAAP)	$(57,100)	$(51,800)
Depreciation and amortization	12,000	12,000
Interest, net	600	600
EBITDA	$(44,500)	$(39,200)
Other expense, net	400	400
Stock-based compensation	10,100	10,100
Other unusual and infrequent costs	8,000	8,000
Adjusted EBITDA	$(26,000)	$(20,700)

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Sarah Freeman

Senior Communications Manager

Sarah.Freeman@spire.com

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Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com